KindredBio Best Medicines for Our Best Friends

Forward Looking Statements This presentation contains forward-looking statements, including but not limited to statements regarding the timing of development for our product candidates, expected commencement and completion of pivotal trials, prospective product candidates, anticipated regulatory approvals for our product candidates, anticipated commercialization of our product candidates, our financial position, business strategy, plans and objectives of management for future operations and other similar statements. These forward-looking statements are based on our current expectations and beliefs, as well as assumptions concerning future events. These statements are subject to risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, but not limited to, our limited operating history and lack of profitability, our lack of product revenue and potential need to raise additional capital to achieve our goals, our dependence upon the success of our lead product candidates, other companies’ ability to develop substantially similar products that may compete with our product candidates, any inability to obtain regulatory approval for our existing or future product candidates, any delay or discontinuance of our current or future pivotal trials, any inability to achieve market acceptance or commercial success for our product candidates even if they are approved, inability to obtain adequate intellectual property protection covering our product candidates, our dependence on third-party manufacturers for supplies, and any inability to successfully identify, develop and commercialize additional product candidates. Any forward-looking statement made by us in this presentation speaks only as of the date of this presentation and represents our estimates and assumptions only as of the date of this presentation. Except as required by law, we assume no obligation to update these statements publicly, or to update the reasons actual results could differ materially from those anticipated in these statements, even if new information becomes available in the future. March 2015 2

We Love Our Pet Family Members $15.25 billion on veterinary care $1.5 billion on dog knee surgeries $370 million on pet Halloween costumes $700 million on Valentine’s Day gifts Annually, U.S. pet parents estimated to spend: 3

KindredBio Bring the very best science and medicine to our companion animals. 4

KindredBio Strategy: Repurpose Human Drugs for Pets Pursue molecules already known to work Reduce technical risk Reduce timelines $3M-$5M to develop each pet drug Reduce financing risk Portfolio approach 5

KindredBio Highlights

Attractive Markets	Rapidly growing Few current competitors
Strategic Approach	Reduces technical risk Reduces financing risk
World Class Team	Extensive drug development experience Human and veterinary experience
Deep Pipeline	~20 small molecule and biologic candidates
Less than 2 Years to Launch	**SentiKind** for post-operative pain in dogs **KIND-012** for fever in horses 2+ launches per year thereafter

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KindredBio

Richard Chin, MD Founder and Chief Executive Officer Former Head of Clinical Research, BioTherapeutics, Genentech Rhodes Scholar World Class Leadership Team Stephen Sundlof, DVM, PhD Senior VP of Regulatory Affairs Former Director, Center for Veterinary Medicine, FDA Denise Bevers Founder and Chief Operating Officer Founder, SD Scientific; 25 years in biotech/pharma 7 7

3/23/2015 8 Deep Product Pipeline 8

Key Strengths Validated, repurposed molecules Avoid risks associated with new chemical entities Reduced costs and timelines, including for API No royalties/milestones Expertise in biologics In-house clinical development capabilities Reduced costs and timelines by not having to rely on CROs Focus on lean cost structure and efficiency Strong cash position 9

Market Opportunity 10

Veterinary Market is Growing Rapidly The veterinary care market grew 65% from 2006 to 2014 Source: APPA Pet Industry Market Size & Ownership Statistics 2014 & TriMark Vet Health Market, June 2013 $9.3 $15.3 $0 $2 $4 $6 $8 $10 $12 $14 $16 $18 2006 2014 Sp e n d in g in B ill ion s 11 Estimated

There is a High Willingness to Pay… $500 $1,000 $2,000 $5,000 Extremely/Very likely 62% 42% 35% 22% Somewhat likely 18% 20% 28% 20% Not too likely/Not at all likely 18% 36% 36% 55% Don’t know 1% 2% 1% 3% Pet owners are willing to spend on their seriously ill pets if they require medical treatment Source: The AP-Petside.com Poll, Conducted by GfK Roper Public Affairs & Media; Interview dates: April 7 – April 12, 2010 12

…But Treatment Options are Limited Underserved market with attractive growth opportunities Few competing biotechs Large pharma focused on blockbusters On average, less than a dozen pet drugs are approved annually by the FDA In 2014 the FDA approved: 6 pet drugs 41 humans drugs 13

Veterinary Pharmaceuticals Field We believe there are similarities between veterinary pharmaceutical field now and the human pharmaceutical field in its early stages: Similar regulatory standards Similar commercial and reimbursement landscape Similar development costs Numerous untapped opportunities (low hanging fruit) Many years behind Pet Therapeutics Human Pharmaceuticals 14

Veterinary vs. Human Markets Can reach market in 3-5 years Faster Development Lower Development Cost Almost no biotechs, almost no generics Lower Competition Self-Pay Very few reimbursement hurdles Can develop for $3M-$5M per product 15

Programs 16

KindredBio Strategy Small Molecule Already validated in humans & established manufacturing Customize species- specific dosage and formulate flavored/convenient delivery Biologics Targets based on approved human drugs (e.g., Enbrel and Orencia) Create canine/ feline/equine versions of biologics with the same or similar target 17

Post-Operative Pain Market Drugs approved for treatment of post-operative pain in dogs, NSAIDs and narcotics, have significant side effects Many dogs do not respond to NSAIDs NSAIDs can cause bleeding Fentanyl is a controlled narcotic and pets are often kept in the hospital while receiving it Fentanyl is associated with significant sedation and respiratory depression 18

SentiKind SentiKind (flupirtine) is a centrally acting non-opioid, non- NSAID, and non-steroidal analgesic The active ingredient in SentiKind is approved outside the United States for short-term treatment of pain in humans 19 0 2 4 6 8 Pretreatment Posttreatment Pa in I n te n s it y i n h u ma n s Tramadol Flupirtine Source: Current Medical Research and Opinion (2008)

SentiKind – Development Status Pivotal field study initiated in post-operative pain in dogs (expect to report results in 2H 2015) Other indications: Post-operative pain in cats Osteoarthritis in dogs 20

KIND-012 IV and oral drug for treating fever in horses Completing formulation work PK study completed Pilot study completed High unmet medical need Over 50% of equine veterinarians treat 1-3 fevers per month (~35% treat 6-10 fevers per month) 21

KIND-012 – Pilot Study Results Randomized, blinded, placebo-controlled, crossover study (N=31) Primary endpoint was improvement or resolution of fever Response – First dose Response – Crossover Dose 22 Placebo KIND-012 n 16 15 Response Rate (%) 2 (12.5) 10 (66.7) p-value 0.0032 Placebo KIND-012 n 13 14 Response Rate (%) 0 (0) 8 (57.1) p-value 0.0019

KIND-012 – Pilot Study Results 23 Mean Temp. over Time - First Dose and Crossover Dose (Treated Pts.) First Dose 6 Hours Post First Dose Crossover Dose 6 Hours Post Crossover Dose Te m pe ra tu re (F ) 97 98 99 100 101 102 103 104 105 106 Scheduled Visit (Hours Relative to First Dose) -5 0 5 10 15 20 25 30 35 40 45 50 55 First Treatment Placebo KIND-012

KIND-010 Transdermal drug for the management of weight loss in cats Completing formulation work PK studies completed Initiating pilot study High unmet medical need Current drugs often not effective 90% of veterinarians treat cats with inappetence (average of 7 cats per week) 24

Biologics Highly experienced biologics team Extensive experience developing Lucentis, Xolair, Tysabri, Avastin, Rituxan, Herceptin, Enbrel, and multiple other biologics Internal caninization/felinization/equinization expertise Promising biologics candidates Feline erythropoietin Checkpoint inhibitors TNFR-Ig Anti-IgE CTLA-4-Ig 25

KIND-510 Feline Erythropoeitin Proprietary recombinant feline erythropoeitin Currently in cell line development Laboratory study starting Strong internal expertise in erythropoeitin biology and engineering High unmet medical need Up to 30% of elderly cats (over 15 years) develop kidney failure, leading to anemia Human erythropoeitin is immunogenic in cats 26

Commercialization 27

Commercialization Option A: Launch and commercialize our U.S. products with ~50 person direct sales force Reach the top quartile of the highest prescribing veterinary clinics Use distributors to expand reach Top three national distributors responsible for fulfillment of approximately 70% of U.S. pet sales by veterinarians Option B: Outlicense Option C: Partner for 3 – 5 years, and then transition to KindredBio salesforce 28

Few pet generic companies No automatic substitution Requires sales & marketing effort Rimadyl reached peak sales several years after loss of exclusivity Low Generic Penetration Note: Companion Animal dispensing rate within the veterinary clinic. Source: IMS Health, Putney, BofA Merril Lynch Global Research 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% Companion Animal Human 7% 81% G e n e ri c d is p e n s in g r a te s 29

Exclusivity and IP Position Full intellectual property protection anticipated for antibody portfolio Use and formulation patents for small molecules 20 years of patent protection from date of filing Regulatory Exclusivity 5 years in U.S. 10 years in E.U. Lifecycle Management New formulations, combinations and derivatives 30

Business Development In active discussions about acquisitions of businesses and/or assets Ideal candidate: Revenue generating/accretive Commercial infrastructure Complementary assets 31

Financing and Milestones 32

Select Summary Financials $ millions For the year ended December 31, 2014 Operating expenses: Research and development $18.7 General and administrative $8.5 Total cash operating expenses (excluding stock-based compensation) $22.8 Total operating expenses (including stock-based compensation) $27.2 Total cash and short-term investments (As of December 31, 2014) $101.0 We believe that our cash and equivalents are sufficient to fund operations until we start generating significant revenues. 33

Summary Validated Drugs and Targets $3M-$5M to Market Multiple Approvals Starting within 2 years World Class Team 34

Thank You 35